     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1997

                                                REGISTRATION NO. 333-___________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                          THE SHERWIN-WILLIAMS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Ohio                                          34-0526850
-------------------------------                      --------------------
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

101 Prospect Avenue, N.W., Cleveland, Ohio                   44115
------------------------------------------           -------------------
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                  THE SHERWIN-WILLIAMS COMPANY 1994 STOCK PLAN
                  --------------------------------------------
                            (FULL TITLE OF THE PLAN)

                              ---------------------

                                  L.E. STELLATO
                  Vice President, General Counsel and Secretary
                          THE SHERWIN-WILLIAMS COMPANY
                           101 Prospect Avenue, N.W.
                              Cleveland, Ohio 44115
                                 (216) 566-2000
                   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                     Proposed Maximum        Proposed Maximum
  Title of Securities         Amount to be          Offering Price per      Aggregate Offering           Amount of
   to be Registered           Registered *               Share **                Price **             Registration Fee
     Common Stock
    Par Value $1.00            14,000,000 shares          $26.6875              $373,625,000             $113,219.70
=========================================================================================================================


 * In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of the anti-dilution provisions of the employee benefit plan described herein.

** In accordance with Rule 457 under the Securities Act of 1933, this figure is based on the average of the high and low prices of Common Stock reported on the New York Stock Exchange on April 16, 1997 and is used solely for the purpose of determining the Registration Fee.

                        REGISTRATION OF ADDITIONAL SHARES

         Pursuant to Instruction E of Form S-8, this Registration Statement registers an additional 14,000,000 shares of the Registrant's Common Stock, par value $1.00 per share, to be available under The Sherwin-Williams Company 1994 Stock Plan ("Plan"). The Registrant previously registered shares of its Common Stock under the Plan on Registration Statement Number 33-52227 filed on Form S-8. The contents of such Registration Statement, including all exhibits thereto, are incorporated by reference in this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.     EXHIBITS.

         An Exhibit Index appears on page II-4 of this Registration Statement, which information is incorporated herein by reference.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on the 23rd day of April, 1997.


                                        THE SHERWIN-WILLIAMS COMPANY


                                        By:  /s/ L.E. Stellato
                                             ------------------------
                                             L.E. Stellato, Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Officers and Directors of The Sherwin-Williams Company:

*J.G. BREEN                      Chairman of the Board and Chief
-----------------------           Executive Officer, Director (Principal
 J.G. BREEN                       Executive Officer)


*T.A. COMMES                     President and Chief Operating
-----------------------           Officer, Director
 T.A. COMMES


*L.J. PITORAK                    Senior Vice President-Finance,
-----------------------           Treasurer and Chief Financial
 L.J. PITORAK                     Officer (Principal Financial Officer)


*J.L. AULT                       Vice President-Corporate Controller
-----------------------           (Principal Accounting Officer)
 J.L. AULT


*J.M. BIGGAR                     Director
-----------------------
 J.M. BIGGAR


*D.E. COLLINS                    Director
-----------------------
 D.E. COLLINS


*D.E. EVANS                      Director
-----------------------
 D.E. EVANS


*R.W. MAHONEY                    Director
-----------------------
 R.W. MAHONEY


*W.G. MITCHELL                   Director
-----------------------
 W.G. MITCHELL


*A.M. MIXON, III                 Director
-----------------------
 A.M. MIXON, III


*C.E. MOLL                       Director
-----------------------
 C.E. MOLL

*H.O. PETRAUSKAS                           Director
-----------------------
 H.O. PETRAUSKAS


*R.K. SMUCKER                              Director
-----------------------
R.K. SMUCKER


         *The undersigned, by signing his name hereto, does sign and execute this Registration Statement on behalf of the designated Officers and Directors of The Sherwin-Williams Company pursuant to Powers of Attorney executed on behalf of each of such Officers and Directors which are filed as an Exhibit hereto.


By:      /s/  L.E. Stellato                            April 23, 1997
         -----------------------------------
         L.E. STELLATO, Attorney-in-fact

                                  EXHIBIT INDEX
                                  -------------


EXHIBIT NO.                      EXHIBIT DESCRIPTION
-----------                      -------------------


5                Opinion of Counsel dated April 23, 1997 (filed herewith).

23(a)(i) Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

23(a)(ii)        Consent of Deloitte & Touche LLP, Independent Auditors (filed herewith).

23(b) Consent of L.E. Stellato (set forth in his opinion filed herewith as Exhibit 5).

24               Powers of Attorney (filed herewith).